EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:

Aehr Test Systems	MKR Investor Relations Inc.
Ken Spink	Todd Kehrli or Jim Byers
Chief Financial Officer	Analyst/Investor Contact
(510) 623-9400 x309	(213) 277-5550
aehr@mkr-group.com

Aehr Reports 54% Revenue Growth Year over Year in Second Quarter of Fiscal 2023 on Strength of Semiconductor Test and Burn-In Sales for Electric Vehicles

Adds Two New Silicon Carbide Customers During the Quarter

Fremont, CA (January 5, 2023) – Aehr Test Systems (NASDAQ: AEHR), a worldwide supplier of semiconductor test and reliability qualification equipment, today announced financial results for its second quarter of fiscal 2023 ended November 30, 2022.

Fiscal Second Quarter Financial Results:

•	Net sales were $14.8 million, up 54% from $9.6 million in the second quarter of fiscal 2022.
•	GAAP net income was $3.7 million, or $0.13 per diluted share, compared to GAAP net income of $717,000, or $0.03 per diluted share, in the second quarter of fiscal 2022.
•	Non-GAAP net income was $4.5 million, or $0.16 per diluted share, which excludes the impact of stock-based compensation, compared to non-GAAP net income of $1.4 million, or $0.05 per diluted share, in the second quarter of fiscal 2022.
•	Bookings were $10.8 million for the quarter ended November 30, 2022.
•	Backlog as of November 30, 2022 was $15.5 million. Effective backlog, which includes all orders since the end of the second quarter, is over $23.5 million.

Fiscal First Six Months Financial Results:

•	Net sales were $25.5 million, up 67% from $15.3 million in the first six months of fiscal 2022.
•	GAAP net income was $4.3 million, or $0.15 per diluted share, compared to GAAP net income of $1.4 million, or $0.05 per diluted share, in the first six months of fiscal 2022.
•	Non-GAAP net income was $5.8 million, or $0.20 per diluted share, which excludes the impact of stock-based compensation, compared to non-GAAP net income of $1.0 million, or $0.04 per diluted share, in the first six months of fiscal 2022, which excludes the impact of stock-based compensation and forgiveness of loans from the Paycheck Protection Program.

An explanation of the use of non-GAAP financial measures and a reconciliation of Aehr’s non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying tables.

Aehr Test Systems Reports Second Quarter Fiscal 2023 Financial Results
January 5, 2023
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Gayn Erickson, President and CEO of Aehr Test Systems, commented:

“We had a very solid quarter, reflecting strong sequential and year-over-year growth in revenue and net income, both ahead of consensus estimates. Our momentum in silicon carbide wafer level burn-in continues to grow. We see this momentum continuing for the next several years as companies are adding significant capacity in silicon carbide semiconductors to address the incredible forecasted demand, particularly for the electric vehicle and electric vehicle charger markets.

“Forecasts from William Blair estimate that the silicon carbide market for devices in electric vehicles alone, such as traction inverters and on-board chargers, is expected to grow from 119,000 6-inch equivalent silicon carbide wafers for electric vehicles in 2021 to more than 4.1 million 6-inch equivalent wafers in 2030, representing a compound annual growth rate (CAGR) of 48.4%. Total 6-inch equivalent silicon carbide wafers for all current addressable markets are expected to grow to nearly 7 million 6-inch equivalent silicon carbide wafers in 2030.

“We are excited to have added two new customers for silicon carbide test and burn-in during the quarter. The first is a major silicon carbide semiconductor supplier that purchased our FOX-NP™ dual wafer test and burn-in system used for engineering and device qualification during the quarter, and after the quarter closed has since placed their first orders for two of our FOX-XP multi-wafer systems for volume production test and burn-in of their silicon carbide wafers, including the order we announced today. This customer serves several significant markets including the electric vehicle industry and selected our FOX-XP multi-wafer test and burn-in system configured with our new fully integrated and automated WaferPak™ Aligner for high volume hands-free operation. They have indicated to us they plan to order a significant number of FOX-XP systems for volume production of their silicon carbide devices at facilities around the world to meet the rapidly expanding forecasted market demand for silicon carbide devices for electric vehicles and other industrial markets. The second new customer added this quarter is a multibillion-dollar annual revenue global manufacturer of semiconductors who purchased our FOX-NP test and burn-in system for qualification of their silicon carbide devices for multiple markets including electric vehicles. We anticipate that this customer will move to high volume production using our FOX-XP systems after customer qualifications.

“Adding two new customers now provides more optimism about our ability to gain significant market share of the test and burn-in market for silicon carbide devices. These customers expand our penetration beyond our initial lead silicon carbide wafer level burn-in customer that continues to ramp their capacity and use of our FOX-XP multi-wafer test and burn-in systems and WaferPaks. Our lead customer continues to forecast orders for significant numbers of FOX-XP systems and WaferPak Contactors over the next several years.

“In addition to the customers that have now placed initial orders with Aehr for silicon carbide wafer level test and burn-in systems, our ongoing benchmarks and evaluations with multiple prospects made great progress during the quarter. These include significant market leaders in silicon carbide as well as several companies entering the silicon carbide power semiconductor space. We expect several of these companies to place their initial orders with us before the end of this fiscal year ending May 31, 2023. We also continue to see very positive responses from our discussions with a number of new potential customers in silicon carbide this quarter and have also begun detailed discussions with gallium nitride semiconductor suppliers from around the world. Both silicon carbide and gallium nitride semiconductors address the high voltage power semiconductor markets that are significant opportunities for our FOX wafer level test and burn-in systems and WaferPak full wafer contactors. Both device types are forecasted to grow significantly over the next several years and into the future.

Aehr Test Systems Reports Second Quarter Fiscal 2023 Financial Results
January 5, 2023
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“We are also seeing a strong recovery of our silicon photonics wafer level test and burn-in business after the weakness we saw during the pandemic. Halfway through this fiscal year, we have shipped over $5 million in systems, upgrades and WaferPaks to silicon photonics customers, which is over 300% of last fiscal year’s first half revenue for silicon photonics. This jump in revenue is also spread across multiple customers and much of it is for new product designs and qualifications. We have systems installed at over a half dozen customers testing silicon photonics devices used in 5G infrastructure, data and telecommunications transceivers, and a few yet to be announced applications that we are very excited about. With multiple market leaders announcing plans to integrate photonics transceivers into their microprocessors, graphics processors, and chipsets, we believe silicon photonics will become a significant market for wafer level test and burn-in over the next several years.

“Looking ahead, we continue to believe that we will receive production orders from additional silicon carbide companies beyond our current customers and begin shipping systems to meet their production capacity by the end of our current fiscal year that ends May 31, 2023. We are very optimistic for a strong second half of this fiscal year and believe the momentum will continue into our fiscal 2024.”

Fiscal 2023 Financial Guidance:

For the fiscal year ending May 31, 2023, Aehr is reiterating its previously provided guidance for total revenue to be $60 million to $70 million, with strong profit margins similar to last fiscal year. Aehr also continues to expect bookings to grow faster than revenues in fiscal 2023 as the ramp in demand for silicon carbide in electric vehicles increases exponentially throughout the decade.

Management Conference Call and Webcast

Aehr Test Systems will host a conference call and webcast today at 5:00 p.m. Eastern (2:00 p.m. PT) to discuss its second quarter fiscal 2023 operating results. To access the live call, dial +1 877-270-2148 (US and Canada) or +1 412-902-6510 (International) and ask to join the Aehr Test Systems earnings call. In addition, a live and archived webcast of the conference call will be available over the Internet at www.aehr.com in the Investor Relations section and may also be accessed by clicking here. A replay of the conference call will also be available via telephone beginning approximately two hours after conclusion of the call and will remain available for one week. To access the call replay, dial +1 877-344-7529 (US and Canada) or +1 412-317-0088 (International) and enter replay passcode 2248525.

About Aehr Test Systems

Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of test systems for burning-in semiconductor devices in wafer level, singulated die, and package part form, and has installed over 2,500 systems worldwide. Increased quality and reliability needs of the Automotive and Mobility integrated circuit markets are driving additional test requirements, incremental capacity needs, and new opportunities for Aehr Test products in package, wafer level, and singulated die/module level test. Aehr Test has developed and introduced several innovative products, including the ABTSTM and FOX-PTM families of test and burn-in systems and FOX WaferPakTM Aligner, FOX WaferPak Contactor, FOX DiePak® Carrier and FOX DiePak Loader. The ABTS system is used in production and qualification testing of packaged parts for both lower power and higher power logic devices as well as all common types of memory devices. The FOX-XP and FOX-NP systems are full wafer contact and singulated die/module test and burn-in systems used for burn-in and functional test of complex devices, such as leading-edge silicon carbide-based power semiconductors, memories, digital signal processors, microprocessors, microcontrollers, systems-on-a-chip, and integrated optical devices. The FOX-CP system is a new low-cost single-wafer compact test and reliability verification solution for logic, memory and photonic devices and the newest addition to the FOX-P product family. The WaferPak Contactor contains a unique full wafer probe card capable of testing wafers up to 300mm that enables IC manufacturers to perform test and burn-in of full wafers on Aehr Test FOX systems. The DiePak Carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of both bare die and modules. For more information, please visit Aehr Test Systems’ website at www.aehr.com.

Aehr Test Systems Reports Second Quarter Fiscal 2023 Financial Results
January 5, 2023
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Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Aehr’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," “sees,” or "continue," or the negative of these words or other similar terms or expressions that concern Aehr’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, Aehr’s ability to generate bookings and revenue increases in the future, including the third quarter of fiscal 2023; future requirements and orders of Aehr’s new and existing customers; bookings forecasted for proprietary WaferPakTM and DiePak consumables across multiple market segments; the temporary nature of customer pushouts; shipping timelines for products and follow-on capacity orders; the growth of Aehr’s systems and consumables, including as a percentage of total sales; financial guidance for fiscal 2023, including related to revenue and profitability, and expectations regarding fiscal 2023; Aehr’s ability to expand its number of customers using its FOX-PTM solutions; the ability to secure potential customer engagements; and expectations related to long-term demand for Aehr’s productions and the attractiveness of key markets. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Aehr’s recent 10-K, 10-Q and other reports filed from time to time with the Securities and Exchange Commission. Aehr disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

– Financial Tables to Follow –

Aehr Test Systems Reports Second Quarter Fiscal 2023 Financial Results
January 5, 2023
Page 5 of 7

AEHR TEST SYSTEMS AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	Nov 30,	Aug 31,	Nov 30,	Nov 30,	Nov 30,
	2022	2022	2021	2022	2021

Net sales	$14,815	$10,671	$9,611	$25,486	$15,257
Cost of sales	6,904	6,190	5,092	13,094	8,457
Gross profit	7,911	4,481	4,519	12,392	6,800

Operating expenses:
Selling, general and administrative	2,875	2,525	2,489	5,400	4,442
Research and development	1,551	1,498	1,313	3,049	2,634
Total operating expenses	4,426	4,023	3,802	8,449	7,076

Income (loss) from operations	3,485	458	717	3,943	(276)

Interest income (expense), net	263	121	(1)	384	(10)
Income from forgiveness of PPP loan	-	-	-	-	1,698
Other (expense) income, net	(5)	24	35	19	58

Income before income tax expense	3,743	603	751	4,346	1,470

Income tax expense	(18)	(14)	(34)	(32)	(57)

Net income	$3,725	$589	$717	$4,314	$1,413

Net income per share
Basic	$0.14	$0.02	$0.03	$0.16	$0.06
Diluted	$0.13	$0.02	$0.03	$0.15	$0.05

Shares used in per share calculations:
Basic	27,579	27,242	26,205	27,410	25,102
Diluted	29,080	28,788	28,342	28,934	26,849

-more-

Aehr Test Systems Reports Second Quarter Fiscal 2023 Financial Results
January 5, 2023
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AEHR TEST SYSTEMS AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Results
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	Nov 30,	Aug 31,	Nov 30,	Nov 30,	Nov 30,
	2022	2022	2021	2022	2021

GAAP net income	$3,725	$589	$717	$4,314	$1,413
Stock-based compensation expense	793	710	718	1,503	1,306
Income from forgiveness of PPP loan	-	-	-	-	(1,698)
Non-GAAP net income	$4,518	$1,299	$1,435	$5,817	$1,021

GAAP net income per diluted share	$0.13	$0.02	$0.03	$0.15	$0.05
Non-GAAP net income per diluted share	$0.16	$0.05	$0.05	$0.20	$0.04
Shares used in GAAP diluted shares calculation	29,080	28,788	28,342	28,934	26,849
Shares used in non-GAAP diluted shares calculation	29,080	28,788	28,342	28,934	26,849

Non-GAAP net income is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net income is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (the most directly comparable GAAP financial measure). These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies.

We believe these measures enhance investors’ ability to review the company’s business from the same perspective as the Company’s management and facilitate comparisons of this period’s results with prior periods.

-more-

Aehr Test Systems Reports Second Quarter Fiscal 2023 Financial Results
January 5, 2023
Page 7 of 7

AEHR TEST SYSTEMS AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	November 30,	August 31,	May 31,
	2022	2022	2022
ASSETS

Current assets:
Cash and cash equivalents	$18,874	$36,147	$31,484
Short-term investments	17,710	-	-
Trade and other accounts receivable, net	10,156	5,116	12,859
Inventories	17,972	17,233	15,051
Prepaid expenses and other	823	833	613
Total current assets	65,535	59,329	60,007

Property and equipment, net	1,263	1,322	1,203
Operating lease right-of-use assets	561	740	917
Other assets	184	187	201
Total assets	$67,543	$61,578	$62,328

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$3,949	$3,387	$4,195
Accrued expenses	2,566	2,479	3,610
Operating lease liabilities, short-term	551	741	794
Customer deposits and deferred revenue, short-term	3,680	3,292	2,415
Total current liabilities	10,746	9,899	11,014

Operating lease liabilities, long-term	65	73	212
Deferred revenue, long-term	25	47	69
Other liabilities	40	41	44
Total liabilities	10,876	10,060	11,339

Total shareholders' equity	56,667	51,518	50,989

Total liabilities and shareholders' equity	$67,543	$61,578	$62,328

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